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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the RPM, Inc. 1996 Key Employees Stock Option Plan of our report dated July 7, 2000 with respect to the consolidated financial statements of RPM, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2000 and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K.



                                          /s/ Ciulla, Smith & Dale LLP

                                          CIULLA, SMITH & DALE, LLP



Cleveland, Ohio
May 3, 2001